                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                      January 3, 1997 (October 22, 1996)



                    American General Hospitality Corporation
             (Exact Name of Registrant as Specified in its Charter)



         Maryland                     1-11903                  75-2648842
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)



     3860 W. Northwest Highway, Suite 300, Dallas, Texas             75220
             (Address of principal executive offices)             (Zip Code)



       Registrants telephone number, including area code: (214) 904-2000

  Item 2.  Acquisition or Disposition of Assets

       On October 22, 1996, American General Hospitality Operating Partnership, L.P. (the "Operating Partnership"), a subsidiary of American General Hospitality Corporation (the "Company" or "Registrant") purchased 100.0% of the limited and general partnership interest in the Days Inn Lake Buena Vista Partnership, L.P. (the "Partnership") from the limited partners of the Partnership, Kessler Lake Buena Vista, Ltd., Milstein Lake Buena Vista Limited Partnership and Edward L. Milstein. The Partnership, which owns the 490 room Days Inn Hotel & Suites in the Lake Buena Vista area of Orlando, Florida (the "AGH Orlando Acquisition Hotel"), was acquired for a purchase price of $30,500,000, which was payable as follows: (i) $30,000,000 in cash, and (ii) $500,000 through the issuance of 25,397 shares of restricted common stock of the Company. In connection with this acquisition, the Operating Partnership also entered into agreements to purchase a license and an association membership, as well as construction, design and other services related to the AGH Orlando Acquisition Hotel from parties affiliated with one of the sellers for approximately $2,350,000. Pursuant to the Membership Agreement, a copy of which is attached to the Registrant's Current Report on Form 8-K (File
  No. 1-11903) filed with the Commission on November 5, 1996 and is incorporated herein by reference, the Partnership is obligated to pay certain fees and to make contingent payments. The purchase price was arrived at through arms-length negotiations.

       After the acquisition, the Company owns an approximate 81.4% interest in the Operating Partnership. AGH GP, Inc., a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership and owns a 1.0% interest in the Operating Partnership. AGH LP, Inc., also a wholly owned subsidiary of the Company, owns an 80.4% limited partnership interest in the Operating Partnership. The remaining 18.6% limited partner interest in the Operating Partnership is held by the former owners of the hotels acquired by the Operating Partnership on July 31, 1996.

       The cash required to acquire the Partnership was provided from borrowings under the Operating Partnership's $100 million line of credit from a consortium of banks led by Societe Generale and Bank One Texas, N.A.

       The AGH Orlando Acquisition Hotel is leased by the Operating Partnership to AGH Leasing, L.P. (the "Lessee"), the lessee of the Operating Partnership's other hotel properties, pursuant to a twelve-year percentage lease that is substantially similar to the Operating Partnership's other hotel leases. Effective with the purchase of the property, the percentage lease provides for the payment of annual rent equal to the greater of (i) base rent of $1,261,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 25% of the first $1,613,000; 60% of the next $3,228,000; and 70% thereafter; Food & Beverage: 5% of the first $547,000; 10% thereafter; Telephone and Other: 50%. Effective January 1, 1997, the percentage lease provides for the payment of annual rent equal to the greater of (i) base rent of $4,127,000 or (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 25% of the first $1,913,000; 60% of the next $3,825,000; and 70% thereafter; Food & Beverage:
  5% of the first $582,000; 10% thereafter; Telephone and Other: 50%. Effective January 1, 1998, the percentage lease is adjusted as follows: payment of annual rent equal to the greater of (i) base rent of $4,441,000 or
  (ii) participating rent equal to the following percentages of the respective revenues: Rooms: 25% of the first $5,744,000; 60% of the next $4,723,000; and 70% thereafter; Food & Beverage: 5% of the first $745,000; and 10% thereafter; Telephone and Other: 50%. Effective January 1, 1999, base rent will increase annually by the percentage increase in CPI (Consumer Price Index) and the participation tiers will increase by CPI plus 0.75%.

       As with other hotels leased by the Lessee from the Operating Partnership and on substantially similar terms to such other management agreements, the Lessee has entered into a twelve-year management agreement with American General Hospitality, Inc. to manage the hotel on behalf of the Lessee and subject to its supervision.

      The Operating Partnership expects to spend approximately $9.3 million to renovate all guest rooms and suites and add convention/meeting space. The Company expects to convert the AGH Orlando Acquisition Hotels' brand affiliation from Days Inn to a Wyndham Hotel in October, 1997. There can be no assurance however, that this brand conversion will occur.

  Item 7  Financial Statements and Exhibits

  (a) Financial Statements of Business Acquired

      Audited financial statements of the AGH Orlando Acquisition Hotel as of December 31, 1995 and for the year then ended and unaudited information as of September 30, 1996 and for the nine months ended September 30, 1996, and 1995 are included in this Form 8-K/A.

                                                                     Page
                                                                     ----
       Report of Independent Accounts................................  5
       Balance Sheets as of December 31, 1995 (audited) and
         September 30, 1996 (unaudited)..............................  6
       Statements of Operations for the Year Ended December 31,
         1995 (audited) and the Nine Months Ended September 30,
         1996 and 1995 (unaudited)...................................  7
       Statements of Equity for the Year ended December 31, 1995
         (audited) and the Nine Months Ended September 30, 1996
         and 1995 (unaudited)........................................  8
       Statements of Cash Flows for the Year Ended December 31,
         1995 (audited) and the Nine Months Ended September 30,
         1996 and 1995 (unaudited)...................................  9
       Notes to Financial Statements................................. 10

  (b) Pro Forma Financial Information

      The pro forma financial information of the Company as of September 30, 1996 and the pro forma financial information of the Company and AGH Leasing, L.P. (the "Lessee") for the year ended December 31, 1995 and the nine months ended September 30, 1996 and 1995 are presented as if the Company had completed its initial public offering of Common Stock and related Formation Transactions and the AGH Orlando Acquisition Hotel was acquired on September 30, 1996 and January 1, 1995, respectively.

                                                                        Page
                                                                        ----
  American General Hospitality Corporation
       Pro Forma Balance Sheet as of September 30, 1996 (unaudited)      14

       Pro Forma Statements of Operations for the Year Ended
         December 31, 1995 and the Nine Months Ended September 30,
         1996 (unaudited)                                                16

  AGH Leasing, L.P.
       Pro Forma Statements of Operations for the Year Ended
         December 31, 1995 and the Nine Months Ended September 30,
         1996 (unaudited)                                                18

  (c ) Exhibits

        Exhibit No.                   Description
       ------------                   -----------
          2.1* Purchase Agreement by and among American General Hospitality Operating Partnership, L.P., American General Hospitality Corporation, Kessler Lake Buena Vista, Ltd., Milstein Lake Buena Vista Limited Partnership and Edward L. Milstein, dated as of October 17, 1996.

          10.1* Grand Theme Hotel Association Membership Agreement between Grand Theme Hotels, Ltd. and Lake Buena Vista Partners, Ltd., dated as of October 22, 1996.

          10.2* Hotel Services Agreement between Lake Buena Vista Partners, Ltd., and the Kessler Enterprises, Inc. dated as of October 22, 1996.

          23.1***    Consent of Coopers & Lybrand, L.L.P.

          99.1** Registration Statement on Form S-11 (Registration Statement No. 333-4568).


          * Filed as an exhibit to the Registrant's Current Report on Form 8-K (File No. 0-24794) filed with the Commission on October 22, 1996.

          ** The Company's Registration Statement on Form S-11 (Registration Statement No.333-4568) and incorporated by reference as an exhibit to this Form 8-K/A.
          ***  Filed herewith

                                  SIGNATURES


  Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

  Dated:  January 3, 1997

                                       American General Hospitality Corporation
                                       (Registrant)



                                       By: /s/ Kenneth E. Barr
                                           --------------------------------
                                       Kenneth E. Barr
                                       Executive Vice President and
                                       Chief Financial Officer
                                       (Principal Financial Officer)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
American General Hospitality Corporation

  We have audited the accompanying balance sheet of the AGH Orlando Acquisition Hotel (described in Note 1) as of December 31, 1995 and the related statements of operations, equity and cash flows for the period then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the AGH Orlando Acquisition Hotel as of December 31, 1995, and the result of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

                                          Coopers & Lybrand L.L.P.

Dallas, Texas
November 26, 1996

                         AGH ORLANDO ACQUISITION HOTEL

                                 BALANCE SHEETS

                                                       DECEMBER 31   SEPTEMBER
                        ASSETS                            1995        30 1996
                        ------                         -----------  -----------
                                                                    (UNAUDITED)
Investments in hotel properties, at cost:
  Land and land improvement........................... $ 2,096,028  $ 2,096,028
  Buildings and improvements..........................  18,859,256   18,889,376
  Furniture, fixtures and equipment...................   3,165,265    3,623,972
                                                       -----------  -----------
                                                        24,120,549   24,609,376
Less accumulated depreciation.........................  (1,003,306)  (1,754,155)
                                                       -----------  -----------
Net investment in hotel properties....................  23,117,243   22,855,221
Cash and cash equivalents.............................      73,606      258,807
Restricted cash.......................................       8,340      418,947
Accounts receivable, net..............................     409,542      323,559
Inventories...........................................      20,972       13,925
Prepaid expenses......................................      58,580       98,168
Deferred expenses.....................................     304,581      246,407
Other assets..........................................       2,151
                                                       -----------  -----------
    Total assets...................................... $23,995,015  $24,215,034
                                                       ===========  ===========
                LIABILITIES AND EQUITY
                ----------------------
Debt.................................................. $20,000,000  $20,000,000
Capital lease obligation..............................                  253,506
Accounts payable, trade...............................     261,583      130,769
Accrued expenses and other liabilities................      50,660      790,740
                                                       -----------  -----------
    Total liabilities.................................  20,312,243   21,175,015
                                                       -----------  -----------
Commitments and contingencies (Note 4)................
Capital...............................................   4,292,000    3,242,000
Accumulated deficit...................................    (609,228)    (201,981)
                                                       -----------  -----------
    Total equity......................................   3,682,772    3,040,019
                                                       -----------  -----------
    Total liabilities and equity...................... $23,995,015  $24,215,034
                                                       ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                         AGH ORLANDO ACQUISITION HOTEL

                            STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
             AND THE NINE MONTHS ENDED SEPTEMBER 31, 1995 AND 1996

                                                          NINE MONTHS ENDED
                                                            SEPTEMBER 30
                                             DECEMBER   ----------------------
                                             31 1995       1995        1996
                                            ----------  ----------  ----------
                                                        (UNAUDITED) (UNAUDITED)
Revenues:
  Room revenue............................. $6,825,271  $5,438,660  $6,337,410
  Food and beverage revenue................    810,066     671,266     561,985
  Other revenue............................    668,959     511,060     594,208
                                            ----------  ----------  ----------
    Total revenue..........................  8,304,296   6,620,986   7,493,603
                                            ----------  ----------  ----------
Expenses:
  Property operating costs and expenses....  2,054,677   1,632,694   1,703,115
  Food and beverage costs and expenses.....    627,923     496,344     478,086
  General and administrative...............    782,649     575,386     623,056
  Advertising and promotion................    468,824     328,469     441,557
  Repairs and maintenance..................    485,870     354,280     400,059
  Utilities................................    512,447     415,098     409,586
  Management fees..........................    131,004      98,253     144,007
  Franchise costs..........................    443,643     353,513     411,932
  Depreciation.............................    929,559     697,170     750,849
  Amortization.............................     77,043      57,651      58,174
  Real estate and personal property taxes,
   and property insurance .................    459,228     399,197     424,267
  Interest expense.........................  1,770,833   1,333,333   1,241,668
                                            ----------  ----------  ----------
    Total expense..........................  8,743,700   6,741,388   7,086,356
                                            ----------  ----------  ----------
    Net income (loss)...................... $ (439,404) $ (120,402) $  407,247
                                            ==========  ==========  ==========



   The accompanying notes are an integral part of these financial statements

                         AGH ORLANDO ACQUISITION HOTEL

                              STATEMENTS OF EQUITY

                                                                       EQUITY
                                                                     ----------
Balance, December 31, 1994                                           $4,430,176
  Net loss..........................................................   (439,404)
  Distributions.....................................................  (308,000)
                                                                     ----------
Balance December 31, 1995                                             3,682,772
  Net income (unaudited)............................................    407,247
  Distributions (unaudited)......................................... (1,050,000)
                                                                     ----------
Balance, September 30, 1996 (unaudited)............................. $3,040,019
                                                                     ==========





   The accompanying notes are an integral part of these financial statements.

                         AGH ORLANDO ACQUISITION HOTEL

                            STATEMENTS OF CASH FLOWS
                  FOR THE YEAR MONTHS ENDED DECEMBER 31, 1995
             AND THE NINE MONTHS ENDED SEPTEMBER 30, 1995 AND 1996

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30
                                            DECEMBER 31  ------------------------
                                               1995         1995         1996
                                            -----------  -----------  -----------
                                                         (UNAUDITED)  (UNAUDITED)
Cash flow from operating activities:
  Net income (loss).......................  $ (439,404)  $ (120,402)  $   407,247
  Adjustments to reconcile net income
   (loss) to net cash provided by operat-
   ing activities:
    Depreciation..........................     929,559      697,170       750,849
    Amortization..........................      77,043       57,651        58,174
    Changes in assets and liabilities:
    Restricted cash.......................      30,827     (686,417)     (410,607)
    Accounts receivable...................    (125,246)    (121,875)       85,983
    Inventories...........................      (1,833)      (1,609)        7,047
    Prepaid expenses......................      69,876       88,342       (39,588)
    Other assets..........................      (2,151)      (2,151)        2,151
    Organization costs....................     (15,679)     (15,679)
    Accounts payable, trade...............     113,824      (29,042)     (130,814)
    Accrued expenses and other liabili-
     ties.................................    (369,360)     347,603       740,080
                                            ----------   ----------   -----------
      Net cash provided by operating ac-
       tivities...........................     267,456      213,591     1,470,522
                                            ----------   ----------   -----------
Cash flows from investing activities:
  Improvements and additions to hotel
   properties.............................    (496,076)    (380,902)     (224,299)
                                            ----------   ----------   -----------
Cash flows from financing activities:
  Payments on capital lease obligation....                                (11,022)
  Distributions paid......................    (308,000)    (108,000)   (1,050,000)
                                            ----------   ----------   -----------
      Net cash used in financing activi-
       ties...............................    (308,000)    (108,000)   (1,061,022)
                                            ----------   ----------   -----------
Net change in cash and cash equivalents ..    (536,620)    (275,311)      185,201
Cash and cash equivalents at beginning of
 period...................................     610,226      610,226        73,606
                                            ----------   ----------   -----------
Cash and cash equivalents at end of peri-
 ods......................................  $   73,606   $  334,915   $   258,807
                                            ==========   ==========   ===========
Supplemental disclosures of cash flow in-
 formation:
  Cash paid during the year for interest..  $1,770,833   $1,333,333   $ 1,241,668
                                            ==========   ==========   ===========

Supplemental schedule of non cash financing activities
  The partnership entered into a capital lease obligation in the amount of $264,528 in August 1996.


   The accompanying notes are an integral part of these financial statements.

                         AGH ORLANDO ACQUISITION HOTEL

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

  Organization--American General Hospitality Corporation (the "Company") acquired a 100% ownership interest in a 490 room Days Inn hotel located in Lake Buena Vista, Florida (the "AGH Orlando Acquisition Hotel") from parties controlled by persons unaffiliated with the Company on October 22, 1996. The Company is a Maryland corporation which intends to qualify as a real estate investment trust ("REIT"), which was established to acquire, own and lease hotel properties. The Company completed its initial public offering on July 31, 1996.

  Basis of Presentation--The accompanying financial statements of the AGH Orlando Acquisition Hotel have been presented on a basis consistent with the Company due to the anticipated common ownership and management since the entity will be the subject of a business combination with the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Investment in Hotel Property--The hotel property is stated at the lower of cost or net realizable value and is depreciated using the straight-line method over estimated useful lives ranging from 39 years for building and improvements and 3 to 7 years for furniture, fixtures and equipment.

  The owners of the AGH Orlando Acquisition Hotel review the carrying value of the property to determine if circumstances exist indicating an impairment in the carrying value of the investment of the hotel property or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the owners of the AGH Orlando Acquisition Hotel will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel property and determine if the investment in hotel property is recoverable based on the undiscounted future cash flows. The owners of the AGH Orlando Acquisition Hotel do not believe that there are any factors or circumstances indicating impairment of any of its investment in hotel properties.

  Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of a fixed asset, the asset and the related accumulated depreciation are removed from the accounts and the gain or loss is included in operations.

  Cash and Cash Equivalents--All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

  Restricted Cash--Restricted cash consists primarily of amounts held in escrow for capital and property tax reserves.

  Inventories--Inventories consist of food and beverage items and are stated at the lower of cost (generally, first-in first-out) or market.

  Deferred Expenses--Deferred expenses primarily consist of organization costs. Amortization of organization costs is computed using the straight-line method over five years. Accumulated amortization at December 31, 1995 is $83,245.

  Income Taxes--The AGH Orlando Acquisition Hotel is included in a limited partnership which is not a taxable entity. The results of operations are included in the tax returns of the partners. The partnership's tax return and the amount of allocable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to income or loss, the tax liability of the partners could be changed accordingly.

                         AGH ORLANDO ACQUISITION HOTEL

  Revenue Recognition--Revenue is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

  Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk--At December 31, 1995, bank account balances exceeded federal depository insurance limits by approximately $148,642.

  Recently Issued Statement of Financial Accounting Standards--The AGH Orlando Acquisition Hotel adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long Lived Assets to be Disposed Of" during the year ended December 31, 1995. The adoption of SFAS No. 121 had no material effect on the AGH Orlando Acquisition Hotel's financial statements.

  Interim Financial Information--The unaudited interim financial statements as of September 30, 1996 and for the nine months ended September 31, 1995 and 1996 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The notes to the interim financial statements included herein are intended to highlight significant changes to the notes to the December 31, 1995 financial statements and present interim disclosures required by the SEC. The accompanying interim financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature.

3. DEBT

  Debt as of December 31, 1995, consists of a $20,000,000 first mortgage note payable in monthly interest-only payments at the prime rate (8.5% at December 31, 1995) through December 31, 1997, and monthly principal plus interest payments at prime plus 1.5% from January 1998 through the maturity date of November 30, 2004. A final principal payment of $17,642,267 is due at maturity. All debt is collateralized by the investment in hotel property.

Aggregate annual principal payments for the AGH Orlando Acquisition Hotel's debt at December 31, 1995, are as follows:

      YEAR                                                             AMOUNT
      ----                                                           -----------
      1998.......................................................... $   261,764
      1999..........................................................     306,837
      2000 and thereafter...........................................  19,431,399
                                                                     -----------
          Total..................................................... $20,000,000
                                                                     ===========

                         AGH ORLANDO ACQUISITION HOTEL

4. COMMITMENTS

  Management fees represent amounts paid to an affiliated party. The basic management fee is $10,917 per month. The incentive management fee is paid based on net cash flow as follows:

NET CASH FLOW ("NCF").............................................INCENTIVE FEE
-------------                                                     -------------
Less than $600,000.........................................................None
$  600,000-$  750,000....................$ 29,000 x [NCF--$600,000) / $150,000]
$  750,001-$  900,000...........$ 29,000 +[31,000 x (NCF--$750,000) / $150,000]
$  900,001-$1,000,000.........$ 60,000 + [$14,000 x (NCF--$900,000) / $100,000]
$1,000,001-$1,200,000......$ 74,000 + [$101,000 x (NCF--$1,000,000) / $200,000]
$1,200,001-$1,500,000......$175,000 + [$116,000 x (NCF--$1,200,000) / $300,000]
Greater than $1,500,000...$291,000 + [$.0045 x (annual gross room revenues less gross room revenues at date on which
                                        NCF surpassed $1,500,000)] to a
                                        maximum of 20% x (NCF--$1,500,000)

  An incentive management fee of $45,754 was paid as of September 30, 1996. No incentive fee was paid in 1995. Net cash flow for a particular year is defined in the management agreement as gross revenues attributable to the Property less (i) all amounts required to service indebtedness, (ii) operating expenses including the basic management fee, and (iii) all reserves including but not limited to the 3% FF&E reserve.

  Franchise costs represent the annual expense for franchise royalties and reservation services under the terms of the franchise agreement expiring in 2004. Franchise costs are based upon 6.5% of gross room revenue.

  The AGH Orlando Acquisition Hotel pays, on a program by program basis, the franchisor for sales and advertising expenses incurred to promote the hotel at the national level. These costs are included in advertising and promotion expenses in the Statements of Operations. Additional sales and advertising costs are incurred at the local property level.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

  Statement of Financial Accounting Standards 107 requires all entities to disclose the fair value of certain financial instruments in their financial statements. Accordingly, the AGH Orlando Acquisition Hotel reports the carrying amount of cash and cash equivalents, restricted cash, accounts payable, accrued expenses and other liabilities at cost which approximates fair value due to the short maturity of these instruments. The carrying amount of the AGH Orlando Acquisition Hotel's debt approximates fair value due to the AGH Orlando Acquisition Hotel's ability to obtain such borrowings at comparable interest rates.

6. RELATED PARTY TRANSACTIONS

  The AGH Orlando Acquisition Hotel's annual management fee for all periods presented was paid to a company owned by Richard Kessler, a partner of the AGH Orlando Acquisition Hotel.

  The AGH Orlando Acquisition Hotel purchased property insurance for all periods presented from an entity affiliated with Howard Milstein, a partner of the AGH Orlando Acquisition Hotel.

7. SUBSEQUENT EVENTS

  In August 1996, the AGH Orlando Acquisition Hotel entered into a capital lease obligation in exchange for equipment. Leased capital assets included in furniture, fixtures, and equipment as of September 30, 1996, were $264,528 with $16,613 in accumulated depreciation.

                         AGH ORLANDO ACQUISITION HOTEL

  On October 22, 1996, the Company and the Operating Partnership purchased 100.0% of the limited and general partnership interest in the Days Inn Lake Buena Vista Partnership, L.P. (the "Partnership") from the limited partners of the Partnership, Kessler Lake Buena Vista, Ltd., Milstein Lake Buena Vista Limited Partnership and Edward L. Milstein. The Partnership, which owns the AGH Orlando Acquisition Hotel was acquired for a purchase price of $30,500,000, plus estimated closing costs of $300,000, which is payable as follows: (i) $30,000,000 in cash, and (ii) $500,000 through the issuance of 25,397 shares of restricted common stock of the Company. In connection with this acquisition, the Operating Partnership also entered into agreements to purchase a license and an association membership, as well as construction, design and other services related to the AGH Orlando Acquisition Hotel from parties affiliated with one of the sellers for approximately $2,350,000.

  The cash required to acquire the Partnership was provided from borrowings under the Company's Line of Credit.

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                        PRO FORMA FINANCIAL INFORMATION


    The following unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations of the Company and the Lessee are presented as if the consummation of the Formation Transactions, the application of the net proceeds of the Offering and the acquisition of the AGH Orlando Acquisition Hotel had occurred on September 30, 1996, and January 1, 1995, respectively, and all of the Hotels had been leased pursuant to the Participating Leases since January 1, 1995. Such pro forma information is based in part upon the Balance Sheet and Statement of Operations of the Company, the Statements of Operations of the AGH Predecessor Hotels and the pro forma Statements of Operations of the Lessee. These financial statements and the notes thereto are either included in this Current Report on Form 8-K/A or incorporated herein from the Company's Registration Statement on Form S-11 (Registration Statement No. 333-4568). In management's opinion, all adjustments necessary to reflect the effects of the Formation Transactions, the Offering and the AGH Orlando Acquisition Hotel acquisition have been made. The pro forma information does not purport to present what the financial position or the results of operations of the Company would have been if the previously mentioned transactions had occurred on such dates or to project the future financial position or results of operations of the Company for any future period.

                    AMERICAN GENERAL HOSPITALITY CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 30, 1996
                                   (Unaudited)

                                                                                   September 30, 1996
                                                                ---------------------------------------------------------------
                                                                    Company                   Orlando              Pro Forma
                                                                   Historical                  Hotel             Balance Sheet
                                                                ------------------        ------------------     --------------
ASSETS

Investment in hotel properties, net .........................      $175,613,813            $31,850,000            $207,463,813
Cash and cash equivalents ...................................         4,186,235             (3,686,235)                500,000
Accounts receivable, net ....................................         4,100,406                                      4,100,406
Deferred expenses, net ......................................         3,106,315              1,300,000               4,406,315
Other assets ................................................           538,323                                        538,323
Advances to Lessee ..........................................           315,000                                        315,000
                                                                  -------------           ------------           -------------
     Total assets ...........................................      $187,860,092            $29,463,765            $217,323,857
                                                                  =============           ============           =============


LIABILITIES AND SHAREHOLDERS' EQUITY

Debt ........................................................       $19,297,508                                  $  19,297,508
Debt, Line of Credit ........................................         3,000,000           $ 28,963,765              31,963,765
Distributions payable .......................................         2,790,057                                      2,790,057
Accounts payable, trade, accrued
   expenses and other liabilities ...........................         6,069,701                                      6,069,701
Minority interest in Operating
   Partnership ..............................................        29,303,428                (63,703)             29,239,725
                                                                  -------------           ------------           -------------
     Total liabilities ......................................        60,460,694             28,900,062              89,360,756
                                                                  =============           ============           =============

   Common stock .............................................            82,620                    254                  82,874
   Additional paid in capital ...............................       128,163,784                563,449             128,727,233
   Unearned officers' compensation ..........................          (872,708)                                      (872,708)
   Earnings in excess of distributions ......................            25,702                                         25,702
                                                                  -------------           ------------           -------------
     Total shareholders' equity .............................       127,399,398                563,703             127,963,101
                                                                  -------------           ------------           -------------
     Total liabilities and shareholders'
        equity ..............................................      $187,860,092            $29,463,765            $217,323,857
                                                                  =============           ============           =============

                   AMERICAN GENERAL HOSPITALITY CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1995
                                  (Unaudited)


                                                                     Initial                 Orlando               Combined
                                                                      Hotels                  Hotels               Pro Forma
                                                                --------------------    --------------------    -----------------
Revenues:
    Participating Lease revenue.........................                $24,871,628             $4,103,558           $28,975,186
    Interest income.....................................                     31,500                                       31,500
                                                                --------------------    --------------------    -----------------
    Total revenues......................................                 24,903,128              4,103,558            29,006,686
                                                                --------------------    --------------------    -----------------
Expenses:
    Depreciation........................................                  7,404,235                901,600             8,305,835
    Amortization........................................                    646,660                112,917               759,577
    Real estate and personal property taxes and
      property insurance................................                  2,165,073                713,795             2,878,868
    General and administrative..........................                  1,130,000                 70,268             1,200,268
    Ground lease expense................................                    881,217                                      881,217
    Amortization of unearned officer
      compensation......................................                     88,750                                       88,750
    Interest expense....................................                  1,886,733             2,116,180              4,002,913
                                                                --------------------    --------------------    -----------------
    Total expenses......................................                 14,202,668             3,914,760             18,117,428
                                                                --------------------    --------------------    -----------------
Estimated revenues less expenses before minority
  interest..............................................                 10,700,460               188,798             10,889,258
Minority interest.......................................                  2,000,986                                    2,025,402
                                                                --------------------    --------------------    -----------------
Estimated revenues less expenses applicable to
  common shareholders...................................                 $8,699,474                                    $8,863,856
                                                                ====================                            =================
Per Common Share Information:
Estimated revenue less expenses per common
  share.................................................                      $1.05                                         $1.07
                                                                ====================                            =================
Weighted average number of shares of Common
  Stock outstanding.....................................                  8,262,008                                     8,287,405
                                                                ====================                            =================


                    AMERICAN GENERAL HOSPITALITY CORPORATION
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1996
                                   (Unaudited)

                                                                                      Combined
                                                                                     Historical
                                                                                   July 31, 1996
                                                                                      Through           Pro Forma
                                                                                 September 30, 1996     Adjustments
                                                                               ---------------------  ---------------
Revenues:
         Participating Lease revenue ...................................            $5,218,526        $16,409,625
         Interest income ...............................................                32,227             (8,602)
                                                                                ---------------    ---------------

             Total revenue .............................................             5,250,753         16,401,023
                                                                                ---------------    ---------------
Expenses
         Depreciation ..................................................             1,008,874          3,490,162
         Amortization ..................................................               116,572            410,399
         Real estate and personal property taxes and
             property insurance ........................................               511,115          1,262,960
         General and administrative ....................................               194,226            659,167
         Ground lease expense ..........................................               218,000            504,245
         Amortization of unearned officers'
             compensation ..............................................                14,792             51,771
         Interest expense ..............................................               347,622            810,090
                                                                                ---------------    ---------------

             Total expenses ............................................             2,411,201          7,188,794
                                                                                ---------------    ---------------
Estimated revenues less expenses before minority
    interest ...........................................................             2,839,552          9,212,229
Minority interest ......................................................               545,102
                                                                                ---------------
Estimated revenues less expenses applicable to
    common shareholders ................................................            $2,294,450
                                                                                ===============
Per common share information:
Estimated revenues less expenses per common
    share ..............................................................                 $0.29
                                                                                ===============
Weighted average number of shares of Common
    shares outstanding .................................................             8,002,331
                                                                                ===============


                                                                                                   Nine Months Ended
                                                                                                   September 30, 1996
                                                                                ---------------------------------------------------
                                                                                     Initial           Orlando         Combined
                                                                                     Hotels             Hotel          Pro Forma
                                                                                -----------------   --------------  ---------------
Revenues:
         Participating Lease revenue ...................................             $21,628,151      $ 3,979,151      $25,607,302
         Interest income ...............................................                  23,625                            23,625
                                                                                -----------------   --------------  ---------------

             Total revenue .............................................              21,651,776        3,979,151       25,630,927
                                                                                -----------------   --------------  ---------------
Expenses

         Depreciation ..................................................               4,499,036          676,200        5,175,236
         Amortization ..................................................                 526,971           81,250          608,221
         Real estate and personal property taxes and
             property insurance ........................................               1,774,075          423,678        2,197,753
         General and administrative ....................................                 853,393                           853,393
         Ground lease expense ..........................................                 722,245                           722,245
         Amortization of unearned officers'
             compensation ..............................................                  66,563                            66,563
         Interest expense ..............................................               1,157,712        1,647,314        2,805,026
                                                                                 -----------------   --------------  --------------

             Total expenses ............................................               9,599,995        2,828,442       12,428,437
                                                                                 -----------------   --------------  --------------
Estimated revenues less expenses before minority
    interest ...........................................................              12,051,781        1,150,709       13,202,490
Minority interest ......................................................               2,253,683                         2,455,663
                                                                                 -----------------   --------------  --------------
Estimated revenues less expenses applicable to
    common shareholders ................................................             $ 9,798,098                       $10,746,827
                                                                                 =================                   ==============
Per common share information:
Estimated revenues less expenses per common
    share ..............................................................                   $1.19                             $1.30
                                                                                 =================                   ==============
Weighted average number of shares of Common
    shares outstanding .................................................               8,262,008                         8,287,405
                                                                                 =================                   ===============


                               AGH LEASING, L.P.
                       PRO FORMA STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1995
                                  (Unaudited)



                                                                   Prior to        Pro forma
                                                Historical (1)    Acquisition (2)  Adjustments   Pro Forma
                                                ------------------------------------------------------------
Revenues:
   Room revenue                                 $53,756,926      $1,532,369       $6,866,147     $62,155,442
   Food and beverage revenue                     17,717,760         420,569          863,242      19,001,571
   Other revenue                                  4,147,900          92,884        1,930,937       6,171,721
                                                ------------------------------------------------------------
      Total revenue                              75,622,586       2,045,822        9,660,326      87,328,734
                                                ------------------------------------------------------------

Expenses:
   Property operating costs and expenses         29,253,888         743,827        2,395,831      32,393,546
   General and administrative                     7,050,904         157,452          506,988       7,715,344
   Advertising and promotion                      4,537,445          97,924          524,904       5,160,273
   Repairs and maintenance                        3,198,506         104,843          476,269       3,779,618
   Utilities                                      3,455,020          91,129          512,449       4,058,598
   Management fees                                1,668,992          61,199          753,254       2,483,445
   Franchise costs                                2,033,620          83,718          204,758       2,322,096
   Depreciation                                   7,907,813         126,676       (7,971,489)         63,000
   Amortization                                     223,431                         (223,431)              0
   Real estate and personal property taxes,                                                0               0
      and property insurance                      1,871,213          37,406       (1,908,619)              0
   Interest expense                               6,307,202                       (6,275,702)         31,500
   Other expense                                  1,261,652                       (1,203,568)         58,084
   Participating lease expenses                                                   28,887,455      28,887,455
                                                ------------------------------------------------------------
      Total expenses                             68,769,686       1,504,174       16,679,099      86,952,959
                                                ------------------------------------------------------------

      Net income (loss)                          $6,852,900        $541,648      ($7,018,773)       $375,775
                                                ============================================================

(1) AGH Predecessor Hotels and AGH Acquisition Hotels combined historical statements of operations for the year ended December 31, 1995.

(2) Represents the historical results of operations of the Holiday Inn Dallas DFW Airport West prior to the acquisition by the AGH Predecessor Hotels in June 1995.

                               AGH LEASING, L.P.
                       PRO FORMA STATEMENT OF OPERATIONS
                 For the Nine Months Ended September 30, 1996
                                  (Unaudited)




                                            Lessee Historical
                                              July 31, 1996          January 1, 1996
                                                 Through                Through
                                              September 30,             July 30,             Pro Forma
                                                  1996                  1996 (1)          Adjustments (2)             Pro Forma
                                          ------------------------------------------------------------------------------------------
Revenues
  Room revenue                                    $11,185,140           $35,200,441           $6,352,901                $52,738,482
  Food and beverage revenue                         2,982,331            10,836,410              611,170                 14,429,911
  Other revenue                                       623,824             2,518,325            1,957,745                  5,099,894
                                          ------------------------------------------------------------------------------------------
    Total revenue                                  14,791,295            48,555,176            8,921,816                 72,268,287
                                          ------------------------------------------------------------------------------------------

Expenses:
  Property operating costs and expenses             5,396,204            18,167,985            2,240,067                 25,804,256
  General and administrative                        1,205,355             4,425,849              527,269                  6,158,473
  Advertising and promotion                           772,999             2,890,082              432,298                  4,095,379
  Repairs and maintenance                             522,792             1,997,826              391,571                  2,912,189
  Utilities                                           668,296             1,959,274              412,309                  3,039,879
  Management fees                                     390,736               962,503              485,288                  1,838,527
  Franchise costs                                     404,025             1,266,021              264,704                  1,934,750
  Depreciation                                         10,500             2,641,420           (2,604,670)                    47,250
  Amortization                                                              478,438             (478,438)
  Real estate and personal property taxes,
    and property insurance                                                1,122,606            (1,122,606)
  Interest expense                                      5,250             3,838,271            (3,819,896)                   23,625
  Other expense                                        17,448             1,411,272            (1,219,074)                  209,646
  Participating Lease expenses                      5,218,526                                  20,388,776                25,607,302
                                          ------------------------------------------------------------------------------------------
    Total expenses                                $14,612,131           $41,161,547            15,897,598                71,671,276
                                          ------------------------------------------------------------------------------------------

    Net income (loss)                                $179,164            $7,393,629           ($6,975,782)                 $597,011
                                          ==========================================================================================

(1) AGH Predecessor Hotels and AGH Acquisition Hotels combined historical statements of operations for the period from January 1, 1996 through July 30, 1996.

(2) Pro forma adjustments for the AGH Predecessor Hotels, AGH Acquisition Hotels and Orlando Hotel.